Salarius Pharmaceuticals, Inc. Announces $2.3 Million Registered Direct Offering

HOUSTON, April 22, 2022 (GLOBE NEWSWIRE) – Salarius Pharmaceuticals, Inc. (NASDAQ: SLRX), a clinical-stage biopharmaceutical company developing cancer therapies for patients in need of new treatment options, today announced that it has entered into definitive agreements with several institutional investors for the purchase of 9,339,436 shares of its common stock, at a purchase price per share of $0.25, for gross proceeds of approximately $2.3 million, in a registered direct offering.
Ladenburg Thalmann & Co Inc. is acting as the exclusive placement agent for the offering.
The gross proceeds to Salarius, before deducting placement agent fees and other offering expenses, are expected to be approximately $2.3 million. Salarius intends to use the net proceeds from this offering for the continued clinical and pre-clinical development of its product candidates, and for other general corporate purposes.
Additionally, Salarius has agreed to issue to the investors unregistered warrants to purchase up to 7,004,578 shares of common stock, with an exercise price of $0.3399. The warrants will be exercisable six months following the issuance date and will expire five and one-half years from the issuance date. The closing of the offering is expected to take place on or about April 26, 2022, subject to the satisfaction of customary closing conditions.
The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by Salarius pursuant to a "shelf" registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission ("SEC") on May 17, 2019 and the base prospectus contained therein (File No. 333-231010). The offering of the shares of common stock will be made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement.
A prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC.  Copies of the prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at www.sec.gov or by contacting Ladenburg Thalmann & Co. Inc., Attn: Prospectus Department, 640 Fifth Avenue, New York, NY 10019 or by e-mail at prospectus@ladenburg.com.
The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Salarius

Salarius Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing cancer therapies for patients in need of new treatment options. Salarius’ product portfolio includes seclidemstat, which is being studied as a potential treatment for pediatric cancers, sarcomas, and other cancers with limited treatment options, and SP-3164, an oral small molecule protein degrader. Seclidemstat is currently in a Phase 1/2 clinical trial for relapsed/refractory Ewing sarcoma and select additional sarcomas that share a similar biology to Ewing sarcoma, also referred to as Ewing-related or FET-rearranged sarcomas. For more information, please visit salariuspharma.com or follow Salarius on Twitter and LinkedIn.
Forward-Looking Statements
This press release contains information that includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements provide our expectations or forecasts regarding future events. You can identify these statements by the fact they do not relate strictly to historical or current facts. They may use words such as “anticipate,” “believe,” “will,” and other terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, forward-looking statements include statements relating to intended future actions, including the expected closing and the use of proceeds from the offering described herein. Any or all of our forward-looking statements here and elsewhere may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements and from expected or historical results. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. In particular, you should read those risks described under the heading “Risk Factors” in our Securities and Exchange Commission filings, including in our annual and quarterly reports. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law. These forward-looking statements (except as may be otherwise noted) speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You are advised to consult any further disclosures we make on related subjects in our reports to the SEC.
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Investor Relations
Tiberend Strategic Advisors, Inc.
Lisa Sher
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Media Relations
Tiberend Strategic Advisors, Inc.
Johanna Bennett
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